Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT Countersigned by__________________________________ Authorized Signature NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE. Bleach GROUP, INC. CUSIP NO. 09349B 10 6 AUTHORIZED COMMON STOCK: 100,000,000 SHARES PAR VALUE: $0.001 Is The Record Holder Of transferable on the books of the Corporation  in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: Fully paid and non-assessable shares of Common Stock of Bleach Group, Inc. SHARES NUMBER PRESIDENT VStock Transfer, LLC Cedarhurst, New York 11516